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                                                                    EXHIBIT 4(F)

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         This Second Amendment to Credit Agreement (the "Amendment") is made as of April 30, 2003, by and among CERNER CORPORATION, a Delaware corporation (the "Borrower"); U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent, Lead Arranger, Swingline Lender, Issuing Bank and a Bank; LASALLE BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Documentation Agent and a Bank; COMMERCE BANK, N.A., a national banking association, in its capacity as a Bank; and UMB BANK, N.A., a national banking association, in its capacity as a Bank. Capitalized terms used and not defined hereunder have the meanings given to them in the Credit Agreement referred to below.

                             Preliminary Statements

         (a) The Borrower and the Bank Parties are parties to a Credit Agreement dated as of May 31, 2002, as amended by a First Amendment to Credit Agreement dated as of July 22, 2002 (as so amended, the "Credit Agreement").

         (b) The Borrower has requested that (1) Section 6.11 of the Credit Agreement be amended with respect to the Borrower's right to pay dividends and redeem its stock from time to time, and (2) the Borrower be permitted (a) to dissolve the corporate existence of Cerner FSC, Inc. and to distribute its assets to Cerner International, Inc., and (b) to dissolve the corporate existence of Zynx Health Incorporated, a California corporation, and to distribute its assets, and to cause its obligations under the Credit Documents to be assumed by, Zynx Health Incorporated, a newly-formed Delaware corporation wholly owned by the Borrower. The Bank Parties are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITION. Section 1.1 of the Credit Agreement is amended to add the following defined term:

                           "Second Amendment" shall mean the Second Amendment to
                  Credit Agreement, dated as of April 30, 2003, among the Borrower and the Bank Parties.

         2. STOCK REDEMPTIONS. Section 6.11 of the Credit Agreement is deleted and is replaced with the following:

                           6.11. Dividends and Distributions. The Borrower shall
                  not, nor shall it permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or otherwise, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose (the foregoing transactions being collectively called "Restricted Payments"); provided, however, that (a) the Borrower and its Subsidiaries may declare and pay

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                  dividends payable solely in shares of its common stock, (b)
                  any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Guarantor Subsidiary, and (c) during any fiscal quarter, the Borrower may declare and pay cash dividends, and/or redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose (collectively "Permitted Payments"), in each case if (1) no Default or Event of Default then exists or would result therefrom, and (2) the aggregate amount of Permitted Payments made during such fiscal quarter, together with the aggregate amount of Permitted Payments made during the preceding three fiscal quarters, does not exceed the lesser of:

                                    (A) the greater of (i) $40,000,000 or (ii)
                           50% of Consolidated Net Income for the four fiscal quarters most recently ended (and for which financial statements have been delivered to the Administrative Agent and the Banks pursuant to Section 6.1), or

                                    (B) 100% of Consolidated Net Income for the
                           four fiscal quarters most recently ended (and for which financial statements have been delivered to the Administrative Agent and the Banks pursuant to
                           Section 6.1).

         3. CONSENT TO PROPOSED TRANSACTIONS. The Borrower has advised the Bank Parties that, subject to the Borrower obtaining the consents and waivers set forth in this Amendment, the Borrower intends to enter into the following transaction or cause the following transactions to be entered into, in each case within 60 days after the date of this Amendment (for purposes of this Amendment, collectively, the "Proposed Transactions"):

                  (a) The Borrower will cause the corporate existence of Cerner FSC, Inc., a corporation organized under the laws of Barbados ("Cerner FSC"), to be dissolved, and, in connection therewith, cause all then-existing assets of Cerner FSC to be distributed to Cerner International, Inc.; and

                  (b) The Borrower will cause Zynx Health Incorporated, a California corporation ("Zynx-California"), to be merged with and into Zynx Health Incorporated, a newly-formed Delaware corporation wholly-owned by the Borrower ("Zynx-Delaware"), with Zynx-Delaware being the sole surviving entity, and such that all obligations of Zynx-California under the Subsidiary Guaranty and any other Credit Documents to which it is a party become, by operation of law, the obligations of Zynx-Delaware (such merger being referred to herein as the "Zynx Merger").

         The Bank Parties hereby (1) consent to the Proposed Transactions and waive any Default or Event of Default that may arise under the Credit Agreement or any of the other Credit Documents solely as a result of the Borrower and/or any Subsidiaries of the Borrower identified above entering into the Proposed Transactions, (2) agree that, effective upon the consummation of the Proposed Transactions, and without further action on any Person's part, Schedule 5.12 of the Credit Agreement shall be deemed to reflect the consummation of the Proposed Transactions, and (3) waive the Borrower's obligation under Section 6.9(b) of


                 Second Amendment to Credit Agreement -- Page 2

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the Credit Agreement to cause Zynx-Delaware to become a party to the Subsidiary
Guaranty within five Business Days after it became a Subsidiary, provided that Zynx-Delaware becomes a party to the Subsidiary Guaranty within 5 Business Days after the consummation of the Zynx Merger, as provided in the following sentence. The foregoing consent, waiver and agreement is subject to the conditions subsequent that (A) the Proposed Transactions are consummated in all material respects within 60 days after the date of this Amendment, and (B) not later than 5 Business Days after the consummation of the Zynx Merger, (i) the Borrower causes Zynx-Delaware to formally become a party to the Subsidiary Guaranty by executing and delivering such documents as the Administrative Agent may reasonably request, and (ii) the Borrower causes Zynx-Delaware to deliver to the Administrative Agent such certificates and other documents regarding its corporate formation, existence and authority to act as the Administrative Agent may require in accordance with Section 6.9(b) of the Credit Agreement.

         4. PRIOR DISSOLUTION OF HEALTH NETWORK VENTURES. The Borrower represents and warrants to the Bank Parties that the Borrower has caused the dissolution of Health Network Ventures, Inc., a Delaware corporation, and the distribution of its assets to the Borrower, in each case in accordance with the terms of the letter agreement dated December 16, 2002 among the Bank Parties and the Borrower.

         5. CONDITIONS PRECEDENT TO AMENDMENT. Notwithstanding anything in this Amendment to the contrary, unless and to the extent the Administrative Agent waives the benefits of this sentence by giving written notice thereof to the Borrower, none of the Bank Parties shall have any duties under this Amendment, nor shall any waivers, releases or other concessions, if any, made or given by any of the Bank Parties under this Amendment be effective, in each case until the Administrative Agent has received fully executed originals of each of the following, each in form and substance satisfactory to the Administrative Agent:

                  (A)      AMENDMENT. This Amendment;

                  (B) OTHER. Such other documents as the Administrative Agent may reasonably request in connection with the transactions contemplated hereby.

         6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank Parties as follows: (a) it is a duly organized and validly existing corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform its obligations in respect of each of the foregoing; (b) the execution, delivery and performance by the Borrower of this Amendment and any documents contemplated hereby or any transactions contemplated hereby do not violate or conflict with, or require any consent under, (i) the Borrower's certificate of incorporation, by-laws, or any other agreement or document relating to the Borrower's existence or authority to act, (ii) any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (iii) any court order, judicial proceeding or any administrative or arbitral order or decree, or (iv) any applicable law, rule or regulation; and
(c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other Person is necessary for the Borrower to enter into this Amendment or any document contemplated hereby or any transaction contemplated hereby or to perform its obligations with respect to each of the foregoing.

         7. REAFFIRMATION OF CREDIT DOCUMENTS. The Borrower reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank Parties, as a material inducement to the Bank Parties to enter into this Amendment and the transactions contemplated hereby, that (a) the Borrower has no (and, in any event, hereby waives any) defense, claim or right of setoff in respect of the Credit Agreement, any of the other Credit Documents or the actions or inactions of any of the Bank Parties; and (b) all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the

                 Second Amendment to Credit Agreement -- Page 3

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date hereof as if made on the date hereof, except for any such representations or warranties which specifically and expressly relate to an earlier date, which representations and warranties were true and complete as of such earlier date.

         8. NO OTHER AMENDMENTS. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the Borrower in accordance with their respective terms.

         9. COUNTERPARTS; FAX SIGNATURES. This Amendment and any document contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any document contemplated hereby may be executed and delivered by facsimile or other electronic transmission, and any such execution or delivery shall be fully effective as if executed and delivered in person.

         10. LEGAL FEES. The Borrower shall pay the reasonable legal fees and expenses incurred by the Administrative Agent in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein.

         11. MO.REV.STAT. SS. 432.045 REQUIRED NOTICE. The following statement is given pursuant to Mo.Rev.Stat. ss. 432.045: "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT." All other Credit Documents are incorporated into this Amendment; provided, however, that, to the extent of any direct conflict between the terms and conditions of the other Credit Documents and this Amendment, the terms and conditions of this Amendment shall prevail and govern.

         12. GOVERNING LAW. This Amendment shall be governed by the laws of the State of Missouri without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.

                          [signature page(s) to follow]


                 Second Amendment to Credit Agreement -- Page 4

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         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


CERNER CORPORATION                           COMMERCE BANK, N.A., as a Bank



By:  /s/ Marc G. Naughton                    By:  /s/ Pam Hill
   -----------------------------------          -------------------------------
   Name:     Marc G. Naughton                   Name:  Pamela T. Hill
   Title:    CFO/Senior Vice President          Title:  Vice President


U.S. BANK NATIONAL ASSOCIATION,              UMB BANK, NA., as a Bank
as Administrative Agent,
Lead Arranger, Issuing Bank,
Swingline Lender and a Bank



By:  /s/ Mark R. Jorgenson                   By: /s/ Robert P. Elbert
   -----------------------------------          -------------------------------
   Name: Mark R. Jorgenson                      Name: Robert P. Elbert
   Title:    SVP                                Title:  Vice President


LASALLE BANK NATIONAL ASSOCIATION,
as Documentation Agent and a Bank



By:   /s/ James C. Binz
   -----------------------------------
   Name: James C. Binz
   Title: First Vice President


                        [Consent of Guarantors to follow]



             Second Amendment to Credit Agreement -- Signature Page

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                              CONSENT OF GUARANTORS

         Reference is made to the Guaranty dated as of May 31, 2002, in favor of the Administrative Agent, on behalf of the Banks, the Swingline Lender and the Issuing Bank, to which the undersigned (each a "Guarantor") are parties, either as an original signatory thereto or pursuant to any subsequent assumption, joinder or other agreements, and any other guaranty executed by any Guarantor in favor of the Administrative Agent or any other Bank Party relating to any indebtedness of the Borrower under any of the Credit Documents (collectively, with respect to each Guarantor, such Guarantor's "Guaranty"). Capitalized terms used and not defined in this Consent of Guarantors have the meanings given to them in the Credit Agreement referred to in the above Amendment. To induce the Bank Parties to enter into the above Amendment, each Guarantor: (a) consents to the Borrower and the Bank Parties entering into the above Amendment; (b) agrees that the execution, delivery and performance of the above Amendment and any documents or transactions contemplated thereby shall not discharge, limit or otherwise impair the obligations of such Guarantor under such Guarantor's Guaranty; (c) agrees that such Guarantor's Guaranty is and remains in full force and effect and is enforceable against such Guarantor in accordance with its terms; (d) waives any defense, claim or right of setoff such Guarantor may have in respect of such Guarantor's Guaranty, the Credit Agreement, the other Credit Documents or the actions or inactions of any of the Bank Parties; and (e) agrees that none of the Bank Parties has any duty to give such Guarantor notice of or obtain such Guarantor's consent to the transactions described in the above Amendment, and that the Bank Parties' giving of notice to such Guarantor and obtainment of such Guarantor's consent in this instance shall not impose any similar or other duty upon any of the Bank Parties in any future matter or transaction. This Consent of Guarantors may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts and by different parties thereto.

CERNER PROPERTIES, INC.,                         CERNER INTERNATIONAL, INC.,
a Delaware corporation                           a Delaware corporation


By:    /s/Marc G. Naughton                       By:    /s/Marc G. Naughton
    --------------------------------------           ------------------------------------
    Name:     Marc G. Naughton                       Name:   Marc G. Naughton
    Title:    Vice President and Treasurer           Title:  Vice President and Treasurer


CERNER MULTUM, INC.,                             CERNER HEALTH CONNECTIONS, INC.,
a Delaware corporation                           a Delaware corporation


By:   /s/Marc G. Naughton                        By:  /s/Marc G. Naughton
    --------------------------------------           ------------------------------------
    Name:     Marc G. Naughton                       Name:   Marc G. Naughton
    Title:    Treasurer                              Title:  Vice President and Treasurer


CERNER HEALTH FACTS, INC.,                       CERNER CITATION, INC.,
a Delaware corporation                           a Delaware corporation


By:   /s/Marc G. Naughton                        By:  /s/Marc G. Naughton
    --------------------------------------           ------------------------------------
    Name:     Marc G. Naughton                       Name:   Marc G. Naughton
    Title:    Vice President and Treasurer           Title:  Vice President and Treasurer


             Second Amendment to Credit Agreement -- Signature Page

CERNER INVESTMENT CORP.,                      CERNER DHT, INC.,
a Nevada corporation                          a Delaware corporation


By:   /s/Marc G. Naughton                     By:  /s/Marc G. Naughton
    --------------------------------------        ---------------------------------------
    Name:     Marc G. Naughton                    Name:   Marc G. Naughton
    Title:    Vice President and Treasurer        Title:  Vice President and Treasurer


CERNER CAMPUS REDEVELOPMENT                   CERNER RADIOLOGY
CORPORATION,                                  INFORMATION SYSTEMS, INC.,
a Missouri corporation                        a Texas corporation


By:   /s/Marc G. Naughton                     By:  /s/Marc G. Naughton
    --------------------------------------        ---------------------------------------
    Name:     Marc G. Naughton                    Name:   Marc G. Naughton
    Title:    Treasurer                           Title:  Vice President, Chief Financial
                                                          Officer and Treasurer

ZYNX HEALTH INCORPORATED,
a California corporation

By:   /s/Marc G. Naughton
    --------------------------------------
    Name:    Marc G. Naughton
    Title:   Treasurer



             Second Amendment to Credit Agreement -- Signature Page